UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 31, 2023

Entergy New Orleans, LLC
(Exact name of registrant as specified in its charter)

Texas	1-35747	82-2212934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Perdido Street, New Orleans, Louisiana		70112
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 670-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Mortgage Bonds, 5.0% Series due December 2052	ENJ	New York Stock Exchange
Mortgage Bonds, 5.50% Series due April 2066	ENO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2023, Entergy New Orleans, LLC (the “Company”), as borrower, entered into the First Amendment to Credit Agreement dated as of May 31, 2023 (the “Amendment”), which amends the Amended and Restated Term Loan Credit Agreement dated as of November 9, 2021 (the “Existing Credit Agreement”, and as amended by the Amendment, the “Credit Agreement”), by and among the Company, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

The Amendment amends the Existing Credit Agreement by (i) extending the Maturity Date for any term loans currently outstanding under the Existing Credit Agreement or to be issued under the Credit Agreement (each, a “Term Loan”) from May 31, 2023 to June 3, 2024, (ii) providing for additional commitments and additional Term Loans in the aggregate amount of $15 million (each, an “Incremental Term Loan”), (iii) increasing the fixed interest rate payable on the unpaid principal amount of each Term Loan (including each Incremental Term Loan) from 2.50% per annum to 6.25% per annum, effective as of May 31, 2023 and (iv) providing for certain other conforming changes in connection with the foregoing.
As a result of the Amendment, the Company’s $70 million Term Loan under the Credit Agreement has been increased to $85 million, and such Term Loan matures and is payable on June 3, 2024.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety be reference to the Amendment filed as Exhibit 4(a) to this Current Report on Form 8-K and to the Existing Credit Agreement filed as Exhibit 4(a) to our Current Report on Form 8-K filed with the SEC on November 10, 2021, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4(a)	First Amendment to Credit Agreement dated as of May 31, 2023, by and among Entergy New Orleans, LLC, the Lenders party thereto and Bank of America, N.A., as Administrative Agent.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf be the undersigned hereunto duly authorized.

Entergy New Orleans, LLC
(Registrant)
Date: June 1, 2023
/s/ Barrett E. Green
(Signature) Barrett E. Green Vice President and Treasurer